Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces the Partial Exercise of Underwriters’ Option to Purchase Additional Notes Due 2025

COS COB, CT – August 5, 2020 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE) (the “Company”), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced that the underwriters of its recent public offering of 9.50% Notes due 2025 (“Notes”) have partially exercised their over-allotment option by purchasing an additional $1.1 million principal amount of Notes. Closing of the partial exercise of the over-allotment option was completed today, generating net proceeds to the Company of $1,045,000 after deducting the Underwriters’ discounts, commissions and certain expenses.

The Notes have been listed on the Nasdaq Capital Market and trade under the ticker symbol “CSSEN”. The Notes are not convertible into or exchangeable for any of the Company’s other securities. Interest payments will be made quarterly in arrears on March 31, June 30, September 30, and December 31 each year, beginning September 30, 2020. The Company can redeem the Notes, in whole or in part, at any time on or after July 31, 2022 or upon a change of control at the redemption price of par plus accrued interest. The Notes are rated BBB by Egan-Jones Ratings Company.

Ladenburg Thalmann & Co. Inc. and National Securities Corporation, a wholly-owned subsidiary of National Holdings, Inc. (Nasdaq: NHLD) acted as joint book-running managers of the offering. The Benchmark Company and Northland Capital Markets, acted as lead managers.

A registration statement on form S-1 (SEC File No. 333-239198) (“Registration Statement”) relating to the Notes was filed with the U.S Securities and Exchange Commission (the “SEC”) and is effective and available on the SEC’s website at www.sec.gov. Copies of the final prospectus may be obtained electronically from the Securities and Exchange Commission at www.sec.gov or from any of the underwriters, including the offices of:

Ladenburg Thalmann & Co.
Attn: Syndicate Department
277 Park Avenue, 26th Floor
New York, NY 10172
212-409-2000
Email: prospectus@ladenburg.com

National Securities Corporation

Attn: Charles Wanyama

200 Vesey Street, 25th Floor

New York, NY 10281

212-417-3634

Email: cwanyama@yournational.com

The Benchmark Company, LLC

Attn: Prospectus Department

150 E 58th Street, 17th floor

New York, NY 10155

212-312-6700

Email: prospectus@benchmarkcompany.com

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

Northland Capital Markets

Attn: Heidi Fletcher

150 South Fifth Street, Suite 3300
Minneapolis, MN 55402

800-851-2920

Email: hfletcher@northlandcapitalmarkets.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The Company owns a majority stake in Crackle Plus, a company formed with Sony Pictures Television, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The Company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, its Chicken Soup for the Soul Originals division and APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Registration Statement) and uncertainties which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul